Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-217057

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

LITORIUM GROUP CORP.

5,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Litorium Group Corp. (the “Company”) and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in a best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Maria Manzey, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers. The tables and information below shows the offering price of the securities and net proceeds we plan to receive on both a per share basis and for the total amount of the offering.

	Offering Price, $	Expenses, $	Proceeds to the Company, $
Per share	0.02	0.0008	0.0092
Total	100,000	8,000	92,000

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Manzey will sell all the shares registered herein. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company (in the events such as, but not limited to: downturn in economy or inability to find investors) to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Litorium Group Corp. has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 7 through 12 before buying any shares of Litorium Group Corp.’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2017

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	13
DESCRIPTION OF BUSINESS	18
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
PLAN OF DISTRIBUTION	23
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION	25
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
INDEX TO THE FINANCIAL STATEMENTS	26

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Litorium Group Corp.” Refers to Litorium Group Corp. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

LITORIUM GROUP CORP.

Litorium Group Corp. was incorporated in Nevada on March 8, 2016. We intend to commence operations in the business of software and websites development. We aim at the companies involved in food delivery business, planning to offer them a web platform where they can represent their services in order to get orders from a target audience. We see our main service as assistance in further promotion of those companies, as we plan to build a network of clientele for the companies mentioned, by attracting users to our web platform, offering a variety of menus and companies. Our Company aims at businesses operating in instantly growing and changing market of food delivery. By developing our website, we expect the businesses to improve their awareness and publicity, while keeping the consumers informed of the companies involved in the market, the prices and actual offers. We plan to build and develop the web platform with functions to inform the users and provide contacts and the list of services delivered by our customers. Currently, we are working on the web platfoem and looking for the customers who want to use it. Before to launch our web platform, we need to find out minimum 20 customers to have a list of variety for the webplatform’s visitors. We plan to develop separate websites and landing pages for the first 20 customers to test our programming code, software and applications. When our web platform is ready, we will easialy integrate all websites and landing pages in the platform. We signed the agreements with 2 customers and generated $6,000 in revenuew to date.

When we start our web platform, we plan to offer individual web design and softwares for every new customer. The price for the web development service will be correlated with time we spent on the development. The also plan to charge our customers’ registration and subscription fees. We also intend to sell the advertising slots and context ads on the pages of our web platform.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $42,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion of our offering or ever generate additional revenue.

We have a very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. Our principal executive offices are located at 5 Fuxin Complex North, #402, Manzhouli, Inner Mongolia, China 021400. Our phone number is +852-8191-7360.

From inception (March 8, 2016) until the date of this filing, we have had limited operating activities. Our financial statements from inception (March 8, 2016) through April 30, 2017 report $6,000 of revenue and a net loss of $4,127. Our independent registered public accounting firm has issued an audit opinion for Litorium Group Corp., which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and business concept. We had started to negotiate agreements with potential customers and signed Website Development Agreement on March 2, 2017. As a result of this agreement we generated $1,500 in revenue. On April 4, 2017, we signed the second Website Development Agreement and, as a result of this agreement, we generated $4,500 in revenue. The created websites are going to be integrated in our future web platform. During the work process, we had been testing the programming codes, software and applications (demo) which are going to be used in our future web platform as well.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $42,000, our business may fail. Since we are presently a startup company, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	Litorium Group Corp.
Securities Being Offered:	5,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 25% of the shares sold - $25,000 If 50% of the shares sold - $50,000 If 75% of the shares sold - $75,000 If 100% of the shares sold - $100,000
Securities Issued and Outstanding:

There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our president, treasurer, secretary and director, Maria Manzey.

If we are successful at selling all the shares in this offering, we will have 10,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from March 8, 2016 (Inception) to April 30, 2017.

Balance Sheet Data	As of April 30, 2017	As of January 31, 2017
Cash	$ 4,102	$ 5,085
Total Assets	$ 4,102	$ 5,085
Total Liabilities	$ 3,229	$ 4,975
Total Stockholder’s Equity	$ 873	$ 110

Statement of Operations Data	For the Year ended January 31, 2017
Total Expenses	$ 4,890
Net Loss	$ 4,890

Statement of Operations Data	Three months ended April 30, 2017
Revenue	$ 6,000
Total Expenses	$ 5,237
Net Loss	$ 763

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because we have a limited operating history, have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern.

Our financial statements for the period from March 8, 2016 (inception) to April 30, 2017 have been prepared assuming that we will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of April 30, 2017, we had cash in the amount of $4,102 and liabilities of $3,229. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve significant revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $42,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Maria Manzey, our president, treasurer, secretary and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Manzey has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. After one year we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on March 8, 2016, and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate additional revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have lack of experience in the marketing of software development company and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our company will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We are in a competitive market, which could impact our ability to gain market share which could harm our financial performance.

The business of niche of software and websites development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful consulters operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

We cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our president, treasurer, secretary and director will own 50% or more of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

Ms. Manzey, our president, treasurer, secretary and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Manzey may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

We depend to a significant extent on a certain key person, the loss of whom may materially and adversely affect our company.

We depend entirely on our president, treasurer, secretary and director, Maria Manzey, for all of our operations. The loss of Ms. Manzey would have a substantial negative effect on our company and may cause our business to fail. Ms. Manzey has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Manzey’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

Because our president, treasurer, secretary and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations. Because our president, director, secretary and treasurer is engaged in a similar business to us, there is a potential conflict of interest, including the amount of time she is able to dedicate to Litorium Group Corp. and its business.

Maria Manzey, our president, treasurer, secretary and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our president, treasurer, secretary and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Additionally, our sole officer and director is engaged in a similar business to us. Ms. Manzey is a freelance software and website developer. Potential conflicts of interest may arise in future that may cause our business to fail, including the amount of time she is able to dedicate to our business as well as additional  conflict of interests over  opportunities presented to our sole officer and director during the performance of her duties.  Litorium Group Corp. does not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to our proposed business operations. In an effort to resolve such potential conflicts of interest, our officers and sole director have agreed that all conflicts will be resolved verbally in favor of the Litorium Group Corp.

Our president, treasurer, secretary and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Maria Manzey, our president, treasurer, secretary and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our president, treasurer, director and secretary is non U. S. resident, therefore investors may have difficulty enforcing any judgments against her within the United States.

Our president, treasurer, director and secretary, Ms. Manzey is non U.S. resident, and all or a substantial portion of her assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Risks associated with this offering

Because the offering price has been arbitrarily set by the Company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on March 8, 2016, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our president, Ms. Manzey does not have any prior experience offering and selling securities, and our offering does not require a mimimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Manzey does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Litorium Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $8,000, which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Maria Manzey, our president, treasurer, secretary and director, who has verbally agreed to loan the Company funds to complete the registration process. Ms. Manzey’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not file a Form 8-A to register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 10,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	25,000	50,000	75,000	100,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	17,000	42,000	67,000	92,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Office	4,000	5,000	6,000	7,000
Website Development	3,000	5,000	5,500	6,000
Marketing and advertising	-	12,000	30,500	47,000
Staff	-	10,000	15,000	22,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Maria Manzey, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Manzey’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Manzey will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Manzey. Ms. Manzey will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is calculated as the total assets of a company, minus any intangible assets, less all liabilities and the par value of preferred stock. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of April 30, 2017 was $873 or approximately $0.0002 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 30, 2017. The following table sets forth as of April 30, 2017, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.02	0.02	0.02	0.02
Post offering net tangible book value	17,873	42,873	67,873	92,873
Post offering net tangible book value per share	0.0029	0.0057	0.0078	0.0093
Pre-offering net tangible book value per share	0.0002	0.0002	0.0002	0.0002
Increase (Decrease) in net tangible book value per share after offering	0.0027	0.0055	0.0076	0.0091
Dilution per share	0.0171	0.0143	0.0122	0.0107
% dilution	86%	71%	61%	54%
Capital contribution by purchasers of shares	25,000	50,000	75,000	100,000
Capital Contribution by existing stockholders	5,000	5,000	5,000	5,000
Percentage capital contributions by purchasers of shares	83.33%	90.91%	93.75%	95.24%
Percentage capital contributions by existing stockholders	16.67%	9.09%	6.25%	4.76%
Gross offering proceeds	25,000	50,000	75,000	100,000
Anticipated net offering proceeds	17,000	42,000	67,000	92,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	6,250,000	7,500,000	8,750,000	10,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	80.00%	66.67%	57.14%	50.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $4,102 as of April 30, 2017. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Maria Manzey, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of April 30, 2017, Ms. Manzey has advanced to us $1,729. Ms. Manzey, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $42,000 of funding from this offering. We have very limited operating history. Our principal executive offices are located at 5 Fuxin Complex North, #402, Manzhouli, Inner Mongolia, China 021400. Our phone number is +852-8191-7360.

We have generated $6,000 in revenue to date and incurred expense of $3,229 for Company setup and professional fees. Our full business plan entails activities described in the Plan of Operation. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We currently have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated significant revenues to date.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on March 8, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a sturtup company that has generated $6,000 in revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly used up the proceeds from this offering.

We intend to commence operations in the business of software development. We aim at the companies involved in food delivery business, planning to offer them a web platform where they can represent their services in order to get orders from a target audience. We see our main service as assistance in further promotion of those companies, as we plan to build a network of clientele for the companies mentioned, by attracting users to our web platform, offering a variety of menus and companies.

Our plan of operations is as follows:

1. Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $42,000 (If 50% of the shares sold), our business may fail.

As of today, we have started to negotiate agreements with potential customers, and we have already presented our service to our "who we know" list (business associates, friends, former partners etc.).

Our cash needs for the next twelve months (estimated at between $42,000 and $92,000) and plan of operations following the completion of our public offering is as follows:

2. Office

We plan on spending 1 to 2 months incurring costs for setting up the office, which was provided by our director. To start off with plentiful feel the basic needs in furniture and equipment. We plan to purchase desks, chairs, and a PC or a laptop for the staff. We expect the sum to be equal to $5,000, for which we need to sell at least 50% of shares. This is the minimum requirement we shall meet in order to start the business. That's the company develops it might require more furniture and more office equipment for the employees. As the company develops it might require more furniture and more office equipment for the employees, meaning larger proportional expenses. To gather the sum required we expect to sell not less than 75% of shares. Once gathered this amount of money will make it possible to invest into the development of the website, as well as to obtain additional storage space on the server, and to purchase additional equipment required allowing to do so. The equipment such as, for instance, hard drives or rails to support the hard drives within the server. Once we manage to sell all 100% of shares we might consider obtaining a server of our own rather than renting it. In this case, we also need to purchase the up-to-date version of an operating system for our web server, as well as anti-virus scanners and other necessary software and tools for maintaining the web server. We also might consider upgrading the working environment of the employees to enhance their productivity and to make the environment more working-friendly. Depending on the amount of employees, we might consider obtaining a larger office, as well as additional equipment if the situation requires so.

3. Website Developmant

We plan on spending 1 to 6 months developing the website. We plan to start off with a simple website on a free and open-source content management system (CMS) for publishing web content. To pay the annual fee for hosting and subscription, at least 50% of our shares must be sold. We need to sell at least 75% of shares to cover the expenses of maintaining of our website& As the business grows and develops, we might consider upgrading the design of the website to enhance the usability experience of our platform and make it more attractive for the potential users. To do so we are likely to move onto our own website, hire professionals to work out the structure of the platform and design the web pages, and maintain the whole platform. We expect it to be a costly procedure which demands all 100% shares to be sold.

4. Marketing and advertising

Most of our expenses will be for marketing and advertising since we understand that the better we actively position our company the more clients we’ll attract. We plan to develop our advertising campaign in 2 to 12 months. During this, expenses will vary from $12,000 to $47,000 depending on the number of shares sold. To initiate or marketing and advertising campaign we need to collect $12,000, which requires at least 50% of shares to be sold. This sum will be spent on filling the social webpages with content and on buying advertising slots at different websites. In order to collect funds for promotional videos we will need to sell at least 75% of shares. We need to sell 100% of shares in order to pay a yearly subscription for the Google Adwords and to conduct a successful SEO (Search Engine Optimisation) campaign, which helps to advances in the search inquiries of popular web engines, such as Baidu, Bing, Yandex and Google.

5. Staff

During 9-12 months after the completion of the offering, our company will need the staff to provide the service. At the initial stage our company might not require a lot of staff and all the key jobs are likely to be performed by our director, whose skills allow to do so. As the business develops the company might require additional staff to be recruited or third parties to be hired. Along with the website development we might require professional web designers, web programmers, and IT technicians to maintain the webpage, which results into growth of expenses.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	25,000	50,000	75,000	100,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	17,000	42,000	67,000	92,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Office	4,000	5,000	6,000	7,000
Website Development	3,000	5,000	5,500	6,000
Marketing and advertising	-	12,000	30,500	47,000
Staff	-	10,000	15,000	22,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the startup stage of operations and have generated $6,000 in revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From March 8, 2016 (Inception) to April 30, 2017

During the period we incorporated the Company, prepared a business plan. Our loss since inception is $763. We have just recently started our business operations; however, will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2017, the Company had $4,102 of cash and our liabilities were $3,229, comprised of an amount owed to Maria Manzey, our president, treasurer, secretary and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. For the next 12 months, we need approximately $70,000 to conduct our proposed operations and pay all expenses connected with our future web platform.

As of August 9, 2017 we have cash reserves of approximately $23,490. The current rate at which we use funds in our operations is approximately $833 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately twenty five months.

Since inception, we have sold 5,000,000 shares of common stock to our president, treasurer, secretary and director, at a price of $0.001 per share, for net proceeds of $5,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Maria Manzey, our president, treasurer, secretary and director, who has verbally agreed to loan the Company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Manzey has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. Ms. Manzey’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $42,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to ensure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $42,000 under this offering, the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

We aim at the companies involved in food delivery business, planning to offer them a web platform where they can represent their services in order to get orders from a target audience. We see our main service as assistance in further promotion of those companies, as we plan to build a network of clientele for the companies mentioned, by attracting users to our web platform, offering a variety of menus and companies.

Our principal office address is located at 5 Fuxin Complex North, #402, Manzhouli, Inner Mongolia, China 021400. Our telephone number is +852-8191-7360. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We have generated $6,000 in revenue.

Business Description

Our company aims at businesses operating in instantly growing and changing market of food delivery. By developing our website, we expect the businesses to improve their awareness and publicity, while keeping the consumers informed of the companies involved in the market, the prices and actual offers. We plan to build and develop the web platform with functions to inform the users and provide contacts and the list of services delivered by our customers. The companies involved in food delivery market and willing to participate will be asked to provide their menus so users can check upon the variety of food, prices, discounts or special offers of a certain food delivery company. All companies will be listed as a set of index cards (also freer red as cards or index page), with their name and logo on the card. They are to be split into categories depending on the type of cuisine they offer, in order to eliminate mix up of the companies offering Asian food with others offering European food. We expect to ease the search among the various companies this way. Our future website visitors are expected to navigate through the platform by search inquiries or by browsing the full list of offered companies, depending on their choice, as well as they may switch between browsing in a certain category, such as type of cuisine, or the distance from the company.  Once the visitors chose the company they may move further into the menu section by clicking the initial card, where they also will be given an option to compare if the price given is the lowest in the market. To help the customers have a flexible choice, we plan to offer more precise search inquiries by applying various filters to the search: either filter by the cheapest price or to filter by availability of a certain menu item, or by special offers, or by type of cuisine. On the other hand well plan to provide tools for comparison, which will let the users see if the price is in the range exceeds it, as well as how fast the delivery will arrive depending on the location of the user and the traffic report.

We are planning to develop the web-platform in China and investigating US and European markets as potential in the future.

We plan provide several options to chose from - one-time registration fee for being represented and mentioned, or monthly fee with outcoming privileges in being advanced.

In order to attract our customers and let them experience the benefits of the platform we plan to leave the registration within the platform free for a trial period of one month. The new customers will be presented in the promo-section “New Offers”. When the trial period expires, the customer is suspended and hidden from the search until it chooses one of the options:

a) to pay a registration fee to get unsuspended

b) pay monthly fee to get promoted in the top of search inquiries, as well as appear at the top of the corresponding food category, and appear first whenever the users chose to compare the prices.

Those who leave their account suspended for more than 3 months are likely to be deleted from the database, in order to free necessary space for coming customers. Once the fee is paid, the customer is placed in the corresponding category.

We plan to conduct different sorts of promotional campaigns to demonstrate the users versatility of the customers included in our database, as well as to help those who chose to pay one-time fee be mentioned. For instance, a promotional campaign “Italian Week” will give the users an overview of the food companies involved in European cuisine only, as well as give the users a hint to diversify their diet.

We have already started to develop our web platform and working on the codes, web-design and sowtware.

Marketing

We are likely to choose online marketing as our key strategy to promote and attract the customers, hence we are about to represent an online business entity, which works for the company offering a possibility of online order. At the initial stage of development, we are likely first to invest into advertising via Google AdWords. It helps us to appear in customer’s search inquiries on the Internet. Thus, we expect to get into the attention of both our potential customers and their clients. (to whom we might refer as “we platform users” or “users). Alongside, we plan to represent our business on the variety of popular social networks pages, where we plan to provide with detailed information both our potential customers and the potential web platform users. We also plan to use direct calls and mailing with our business proposals, providing references to our platform and social web pages. In order to attract potential platform users we plan to buy advertising slots on the websites of big and popular restaurants. Or, we might consider other sites related to food consuming, such as sites of food retailers, for instance. With more advanced investment we might shoot promotional videos related to cooking, for advertising purposes. As the business grows we might set up TV channel built-in the web platform itself, where chefs will demonstrate their skills teaching how to cook different meals available for order on the platform. To attract potential customers, we plan to elaborate a programme of free promotional periods, or promotional period devoted to a particular cuisine or other promo-campaigns.

Clients

We expect the newborn businesses to register within our web platform, using it as the source of potential clients, and publicity. As for the developing businesses, we can expect them to be attracted to our web platform as we may offer them a target audience. We also expect our platform to enhance the competition, as the rival companies might monitor each other's activity, which can result in more beneficial offers for the clientele.

Competition

Our competitive advantages might be as follows, 1) specified business, with target audience attracted; 2) established network of potential buyers from our customers (who are attracted by the variety of names, menus and offers)

Revenue

Currently we see the following sources of our income:

- Websites and landing pages development which are going to be integrated in the future web platform.

- Directly from our customers (from the registration and subscription fees)

- From selling the advertising slots on the pages of our web platform.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs, a judgment could be rendered against us that could cause us to cease operations.

Employees Identification of Certain Significant Employees.

We are a start up company and currently have one employee only - Maria Manzey, our president, treasurer, secretary and director. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 5 Fuxin Complex North, #402, Manzhouli, Inner Mongolia, China 021400. This is the office provided by our President and Director, Maria Manzey. We do not pay any rent to Ms. Manzey and there is no agreement to pay any rent in the future. Our telephone number is +852-8191-7360.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities including the US Securities and Exchange Commission and agencies applicable to our business in any jurisdiction with which we would conduct activities. We do not believe that governmental regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officers and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Maria Manzey 5 Fuxin Complex North, #402, Manzhouli, Inner Mongolia, China 021400	34	President, treasurer, secretary and director (Principal Executive, Financial and Accounting Officer)

Maria Manzey has acted as our President, Treasurer, Secretary and Director since we incorporated on March 8, 2016. Ms. Manzey owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Manzey was going to be our President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, and main member of our board of directors. Ms. Manzey graduated from Lomonosov Moscow State University, Faculty of Computational Mathematics and Cybernetics in 2005. In 2008, she graduated from University of Science and Technology of China as Master of IT.  Since 2008 till 2013 she worked as software and website developer in “Alibaba Group”. Since 2013 she has been working as freelance software and website developer. We believe that Ms. Manzey’s specific experience, qualifications and skills will enable her to develop our business.

During the past ten years our President, Secretary, Treasurer and Director, Ms. Manzey has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Ms. Manzey was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Manzey’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Maria Manzey, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 8, 2016 until April 30, 2017:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Maria Manzey, President, Secretary, Director and Treasurer	March 8, 2016 to April 30, 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Ms. Manzey currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (March 8, 2016) to April 30, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Maria Manzey	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than Ms. Manzey’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Manzey, directly or indirectly, from the Company.

On January 25, 2017, we issued a total of 5,000,000 shares of restricted common stock to Maria Manzey, our president, treasurer, secretary and director in consideration of $5,000. Further, Ms. Manzey has advanced funds to us. As of April 30, 2017, Ms. Manzey has advanced to us $1,729. Ms. Manzey will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Manzey. Ms. Manzey will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate additinal revenues from our operations. The obligation to Ms. Manzey does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Manzey or the repayment of the funds to Ms. Manzey. The entire transaction was oral. We have a verbal agreement with Ms. Manzey that, if necessary, she will loan the Company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Maria Manzey 5 Fuxin Complex North, #402, Manzhouli, Inner Mongolia, China 021400	5,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of April 30, 2017, there were 5,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our president, treasurer, secretary and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Ms. Manzey, our president, treasurer, secretary and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Manzey will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our president, treasurer, secretary and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.

Our president, treasurer, secretary and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our president, treasurer, secretary and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our president, treasurer, secretary and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our president, treasurer, secretary and director must restrict her participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer, secretary and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our president, treasurer, secretary and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Litorium Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 30, 2017, there were 5,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our president, treasurer, secretary and director, Maria Manzey owns all 5,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Litorium Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Jimmy P. Lee, CPA P.C., our independent registered public accounting firm, has audited and reviewed our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Jimmy P. Lee, CPA P.C. has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Sharon Mitchell, of SD Mitchell & Associates, PLC, has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is January 31, 2017. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Jimmy P. Lee, CPA P.C.

Our financial statements from inception to January 31, 2017, immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Litorium Group Corp.

We have audited the accompanying balance sheets of Litorium Group Corp. as of January 31, 2017, and the related statements of operations, stockholders’ deficit, and cash flows for ther period from March 8, 2016 (Inception) to January 31, 2017. Litorium Group Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Litorium Group Corp. as of January 31, 2017, and the results of its operations and its cash flows for the period from march 8, 2016 (Inception) January 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to examine management’s assertion about the effectiveness of Litorium Group Corp.’s internal control over financial reporting as of January 31, 2017 included in the accompanying report and, accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that Litorium Group Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Jimmy P. Lee, CPA PC Astoria, NY

March 28, 2017

LITORIUM GROUP CORP. BALANCE SHEET (AUDITED)
JANUARY 31, 2017
ASSETS
Current Assets
Cash	$ 5,085
Total current assets	5,085
Total Assets	$ 5,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 975
Accrued Expenses	4,000
Total current liabilities	4,975
Total Liabilities	4,975

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
5,000,000 shares issued and outstanding	5,000
Accumulated Deficit	(4,890)
Total Stockholders’ equity	110

Total Liabilities and Stockholders’ equity	$ 5,085

The accompanying notes are an integral part of these financial statements.

LITORIUM GROUP CORP. STATEMENT OF OPERATIONS (AUDITED)
For the period from Inception (March 8, 2016) to January 31, 2017
Revenues	-
Operating expenses
General and administrative expenses	4,890
Net loss from operations	(4,890)
Loss before provision for income taxes	(4,890)

Provision for income taxes	-

Net income (loss)	$ (4,890)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	106,060

The accompanying notes are an integral part of these financial statements.

LITORIUM GROUP CORP. STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MARCH 8, 2016) to JANUARY 31, 2017 (AUDITED)
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at March 8, 2016, Inception	-	$ -	$ -	$ -
Shares issued at $0.001	5,000,000	5,000	-	5,000
Net income (loss) for the year	-	-	(4,890)	(4,890)
Balances as of January 31, 2017	5,000,000	5,000	$ (4,890)	$ 110

The accompanying notes are an integral part of these financial statements.

LITORIUM GROUP CORP. STATEMENT OF CASH FLOWS (AUDITED)
For the period from Inception (March 8, 2016) to January 31, 2017
Cash flows from Operating Activities
Net loss	$ (4,890)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Increase (Decrease) in Operating Liabilities
Accrued expenses	4,000
Net cash provided by operating activities	(890)

Cash flows from Investing Activities
Purchase of fixed assets	$ -
Net cash used in investing activities	-

Cash flows from Financing Activities
Proceeds from sale of common stock	5,000
Proceeds of loan from shareholder	975
Net cash provided by financing activities	5,975
Net increase in cash and equivalents	5,085
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 5,085
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

LITORIUM GROUP CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MARCH 8, 2016) TO JANUARY 31, 2017

(AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

LITORIUM GROUP CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on March 8, 2016. The Company provides software and website development service.

The Company has adopted January 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of January 31, 2017 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (March 8, 2016) to January 31, 2017 of $4,890. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

 Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Fair Value Measurements

The Company utilizes a valuation hierarchy that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques related to its financial assets and financial liabilities in accordance to Accounting Standards Codification (“ASC”) Topic 820 Fair Value Measurements and Disclosures. The three levels of inputs used to measure fair value are described as follows:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs and quoted prices in active markets for similar assets and liabilities.

Level 3 — Unobservable inputs and models that are supported by little or no market activity.

For financial instruments such as cash and cash equivalents, accrued expenses and short-term debt, the Company considers the recorded value of the sucn financial instruments approximate to the current fair value because of their nature and respective maturity dates or durations.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At January 31, 2017, the Company's bank deposits did not exceed the insured amounts.

Revenue Recognition

The Company follows the guidance of the ASC Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Stock-Based Compensation

As of January 31, 2017, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (Loss) per Share Calculation

Basic net earnings (loss) per common share is computed by dividing the net earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. When a net loss exists, dilutive shares are not included in the calculation as the impact is anti‑dilutive

The Company had no dilutive securities issued or outstanding for the year ended January 31, 2017.

New Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition (or disposal) of assets or a business. The ASU requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities (collectively, the set) is not a business. To be considered a business, the set would need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The standard also narrows the definition of outputs. The definition of a business affects areas of accounting such as acquisitions, disposals and goodwill. Under the new guidance, fewer acquired sets are expected to be considered businesses. This ASU is effective January 1, 2018 on a prospective basis with early adoption permitted. The Company would apply this guidance to applicable transactions after the adoption date.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. Under the new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This ASU is effective prospectively to impairment tests beginning January 1, 2020, with early adoption permitted. The Company would apply this guidance to applicable impairment tests after the adoption date.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On January 25, 2017, the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000.

As of January 31, 2017, the Company had 5,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 8, 2016 (Inception) through January 31, 2017, the Company’s sole officer and director loaned the Company $975 to pay for incorporation costs and operating expenses.  As of January 31, 2017, the amount outstanding was $975. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. INCOME TAXES

 The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to January 31, 2017 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(1,663)
Change in valuation allowance	1,663
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at January 31, 2017 are as follows:

Deferred tax assets:
Net operating loss	1,663
Valuation allowance	(1,663)
$-

The Company has approximately $ 4,890 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 31, 2017 to the date the financial statements were issued and has determined that there are no items to disclose.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Litorium Group Corp

We have reviewed the balance sheet of Litorium Group Corp as of April 30, 2017, and the related statements of operations and statements of cash flows for the three-month period(s) ended April 30, 2017 and for the period from Inception (March 8, 2016) to April 30, 2016. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Litorium Group Corp as of January 31, 2017, and the related statements of operations, stockholders’ deficit, and cash flows for the for the period from March 8, 2016 (Inception) to January 31, 2017 (not presented herein); and in our report dated March 28, 2017, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of April 30, 2017, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/s/ Jimmy P. Lee, CPA PC

Flushing, NY

June 28, 2017

LITORIUM GROUP CORP. BALANCE SHEET
	APRIL 30, 2017	JANUARY 31, 2017
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$ 4,102	$ 5,085
Total current assets	4,102	5,085
Total Assets	$ 4,102	$ 5,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 1,729	$ 975
Accrued Expenses	1,500	4,000
Total current liabilities	3,229	4,975
Total Liabilities	3,229	4,975

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
5,000,000 shares issued and outstanding	5,000	5,000
Accumulated Deficit	(4,127)	(4,890)
Total Stockholders’ equity	873	110

Total Liabilities and Stockholders’ equity	$ 4,102	$ 5,085

The accompanying notes are an integral part of these financial statements.

LITORIUM GROUP CORP. STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended April 30, 2017	For the period from Inception (March 8, 2016) to April 30, 2016
Revenues	$ 6,000	-
Operating expenses
General and administrative expenses	5,237	725
Net income (loss) from operations	763	(725)
Loss before provision for income taxes		(725)

Provision for income taxes	-	-

Net income (loss)	$ 763	$ (725)

Income (loss) per common share: Basic and Diluted	(0.00)	-

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	5,000,000	-

The accompanying notes are an integral part of these financial statements.

LITORIUM GROUP CORP. STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended April 30, 2017	For the period from Inception (March 8, 2016) to April 30, 2016
Cash flows from Operating Activities
Net income (loss)	$ 763	$ (725)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Increase (Decrease) in Operating Liabilities
Accrued expenses	(2,500)	-
Net cash provided by operating activities	(1,737)	(725)

Cash flows from Investing Activities
Purchase of fixed assets	$ -	$ -
Net cash used in investing activities	-	-

Cash flows from Financing Activities
Proceeds from sale of common stock	$ -	$ -
Proceeds of loan from shareholder	754	725
Net cash provided by financing activities	754	725
Net increase in cash and equivalents	(983)	-
Cash and equivalents at beginning of the period	5,085	-
Cash and equivalents at end of the period	$ 4,102	$ -
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

LITORIUM GROUP CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS PERIOD ENDED APRIL 30, 2017

(UNAUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

LITORIUM GROUP CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on March 8, 2016. The Company provides software and website development service.

The Company has adopted January 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of April 30, 2017 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (March 8, 2016) to April 30, 2017 of $4,127. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Fair Value Measurements

The Company utilizes a valuation hierarchy that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques related to its financial assets and financial liabilities in accordance to Accounting Standards Codification (“ASC”) Topic 820 Fair Value Measurements and Disclosures. The three levels of inputs used to measure fair value are described as follows:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs and quoted prices in active markets for similar assets and liabilities.

Level 3 — Unobservable inputs and models that are supported by little or no market activity.

For financial instruments such as cash and cash equivalents, accrued expenses and short-term debt, the Company considers the recorded value of such financial instruments approximate to the current fair value because of their nature and respective maturity dates or durations.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At April 30, 2017, the Company's bank deposits did not exceed the insured amounts.

Revenue Recognition

The Company follows the guidance of the ASC Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Stock-Based Compensation

As of April 30, 2017, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (Loss) per Share Calculation

Basic net earnings (loss) per common share is computed by dividing the net earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. When a net loss exists, dilutive shares are not included in the calculation as the impact is anti‑dilutive

The Company had no dilutive securities issued or outstanding for the year ended April 30, 2017.

New Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition (or disposal) of assets or a business. The ASU requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities (collectively, the set) is not a business. To be considered a business, the set would need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The standard also narrows the definition of outputs. The definition of a business affects areas of accounting such as acquisitions, disposals and goodwill. Under the new guidance, fewer acquired sets are expected to be considered businesses. This ASU is effective January 1, 2018 on a prospective basis with early adoption permitted. The Company would apply this guidance to applicable transactions after the adoption date.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. Under the new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This ASU is effective prospectively to impairment tests beginning January 1, 2020, with early adoption permitted. The Company would apply this guidance to applicable impairment tests after the adoption date.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

NOTE 4 – CAPITAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On January 25, 2017, the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000.

As of April 30, 2017, the Company had 5,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 8, 2016 (Inception) through April 30, 2017, the Company’s sole officer and director loaned the Company $1,729 to pay for incorporation costs and operating expenses.  As of April 30, 2017, the amount outstanding was $1,729. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – INCOME TAXES

As of April 30, 2017, the Company had net operating loss carry forwards of $4,127 that may be available to reduce future years’ taxable income through 2037. Future tax benefits which may arise as a result of these net operating losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2017 to the date the financial statements were issued and has determined that there are no items to disclose.

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

LITORIUM GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.